UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

SOUTHERN TRUST SECURITIES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33134
(Address of principal executive offices) (zip code)

(305) 446-4800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2010, Southern Trust Securities Holding Corp. (the “Corporation”) filed Amendment Number 6 to its Amended and Restated Articles of Incorporation, as Amended (the “Amendment”), with the Florida Department of State, Division of Corporations amending the Series C 8% Convertible Preferred Stock designation changing the conversion rate and formula to provide for a more favorable conversion rate of $0.75 per share compared to the current $2.50 per share conversion. Further the new terms provide that in the event that the preferred shares are converted to common stock, either by way of a conversion or a redemption, that the cash value of any unpaid dividends will be added to the subscription price paid for the shares of preferred stock, to be divided by the new conversion price, to determine the number of share of common stock to be issued for a holder’s preferred shares.  In this manner, although the dividend on the preferred stock will remain non-cumulative, the holder will have an additional benefit upon a conversion of the preferred shares to common stock or redemption of the preferred shares for shares of common stock. The Amendment became effective upon filing.

A copy of the Amendment is filed herewith as Exhibit 3(i)(6).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3(i)(6)	Amendment Number 6 to Amended and Restated Articles of Incorporation, as Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTHERN TRUST SECURITIES HOLDING CORP.

	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer

Date: October 12, 2010

2

EXHIBIT

Exhibit
3(i)(6)	Amendment Number 6 to Amended and Restated Articles of Incorporation, as Amended

3